Exhibit 99.1

 Squarespace Announces Fourth Quarter and Full Year 2021 Financial Results

NEW YORK, March 7, 2022 — Squarespace, Inc. (NYSE: SQSP), the all-in-one website building and ecommerce platform, today announced results for the fourth quarter and fiscal year ended December 31, 2021.

“2021 was an incredible year for Squarespace that exceeded our guidance, as we delivered record revenue and total unique subscriptions,” said Anthony Casalena, Founder and CEO of Squarespace. “Our 2021 results demonstrate the investments we have made are generating strong returns and we will continue to lean into our platform and focus on the growth opportunity ahead of us.”

“In 2021, we processed nearly $5.8 billion of GMV on our platform, a result of the selling of services, physical goods, and digital content by our diverse customer base,” added Marcela Martin, CFO of Squarespace. “These commercial dynamics give us confidence that our highly profitable business model supports future expansion while still generating very attractive levels of free cash flow. Further, we believe demand from our 4.1 million unique subscription base will fuel future growth.”

Fourth Quarter 2021 Financial Highlights

•	Achieved total revenue of $207.4 million, an increase of 20% year-over-year
•	Increased commerce revenue to $64.2 million, up 45% year-over-year
•	Realized net loss of $16.3 million
•	Generated Adjusted EBITDA of $33.0 million
•	Cash flow from operating activities totaled $15.0 million
•	Generated Unlevered free cash flow of $13.1 million, nearly doubling prior achievement

Fiscal Year 2021 Operating and Financial Highlights

•	Achieved total revenue of $784.0 million, an increase of 26% year-over-year
•	Increased commerce revenue to $229.5 million, up 60% year-over-year
•	Annual run rate revenue (ARRR) was $835.2 million, up 18% year-over-year
•	Unique Subscriptions reached 4.1 million, up 12% year-over-year
•	Solid execution drove average revenue per unique subscription (ARPUS) to $203, up 9% year-over-year
•	Realized net loss of $249.1 million
•	Generated adjusted EBITDA of $125.1 million, up 7% year-over-year
•	Cash flow from operating activities totaled $123.2 million
•	Achieved Unlevered free cash flow of $122.4 million
•	At December 31, 2021, cash and cash equivalents were $203.2 million, investments and marketable securities totaled $31.5 million
•	Total debt was $526.6 million, debt net of cash and investments totaled $291.9 million

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release. An explanation of these measures and the reasons for their representation is also included below under the heading "Non-GAAP Financial Measures."

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Outlook & Guidance

For the first quarter of fiscal year 2022, Squarespace currently expects:

•	Revenue of $203 million to $205 million, or year-over-year growth of 13% to 14%.
•	Unlevered free cash flow of $39.4 million to $41.0 million. This is the result of:

o	Cash flow from operating activities of $41.6 million to $43.3 million, minus
o	Capital expenditures, expected in the range of $(3.8) million to $(3.9) million; plus
o	Cash paid for interest expense net of associated tax benefit, expected in the range of $1.5 million to $1.6 million

For the full fiscal year 2022, Squarespace currently expects:

•	Revenue of $862 million to $878 million, or year-over-year growth of 10% to 12%
•	Unlevered free cash flow (uFCF) of $149.3 million to $165.5 million. This is the result of:

o	Cash flow from operating activities of $147.3 million to $163.3 million, minus
o	Capital expenditures, expected in the range of $(6.3) million to $(6.7) million; plus
o	Cash paid for interest expense net of associated tax benefit, expected in the range of $8.3 million to $8.9 million

Webcast Conference Call & Shareholder Letter Information

Squarespace will host a conference call on March 7, 2022 at 8:30 a.m. ET (UTC -5:00) to discuss its financial results. A live webcast of the event will be available in the Events & Presentations section of the Squarespace Investor Relations website. An archived replay of the webcast will be available following the conclusion of the call. Additionally, we invite you to read our shareholder letter available here.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance. We calculate adjusted EBITDA as net income/(loss) excluding interest expense, other income/(loss), net, provision for/(benefit from) income taxes, depreciation and amortization, stock-based compensation expense and other items that we do not consider indicative of our ongoing operating performance.

Unlevered free cash flow is a supplemental liquidity measure that Squarespace's management uses to evaluate its core operating business and its ability to meet its current and future financing and investing needs. Unlevered free cash flow is defined as cash flow from operating activities, including one-time expenses related to Squarespace's direct listing, less cash paid for capital expenditures increased by cash paid for interest expense net of the associated tax benefit.

Adjusted EBITDA and unlevered free cash flow are not prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and have important limitations as an analytical tool. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results.

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Definitions of Key Operating Metrics

Annual run rate revenue (“ARRR”). We calculate ARRR as the monthly revenue from subscription fees and revenue generated in conjunction with associated fees (fees taken or assessed in conjunction with commerce transactions) in the last month of the period multiplied by 12. We believe that ARRR is a key indicator of our future revenue potential. However, ARRR should be viewed independently of revenue, and does not represent our GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by subscription start and end dates and renewal rates. ARRR is not intended to be a replacement or forecast of revenue.

Unique subscriptions represent the number of unique sites, standalone scheduling subscriptions, Unfold (social) and hospitality subscriptions, as of the end of a period. A unique site represents a single subscription and/or group of related subscriptions, including a website subscription and/or a domain subscription, and other subscriptions related to a single website or domain. Every unique site contains at least one domain subscription or one website subscription. For instance, an active website subscription, a custom domain subscription and a Google Workspace subscription that represent services for a single website would count as one unique site, as all of these subscriptions work together and are in service of a single entity’s online presence. Unique subscriptions do not account for one-time purchases in Unfold or for hospitality services. The total number of unique subscriptions is a key indicator of the scale of our business and is a critical factor in our ability to increase our revenue base.

Average revenue per unique subscription (“ARPUS”). We calculate ARPUS as the total revenue during the preceding 12-month period divided by the average of the number of total unique subscriptions at the beginning and end of the period. We believe ARPUS is a useful metric in evaluating our ability to sell higher-value plans and add-on subscriptions.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding Squarespace’s future operating results and financial position, including for its first fiscal quarter ending March 31, 2022 and its fiscal year ending December 31, 2022. The words "believe," "may," "will," "estimate," "potential," "continue," "anticipate," "intend," "expect," "could," "would," "project," "plan," "target," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: Squarespace's ability to attract and retain customers and expand their use of its platform; Squarespace's ability to improve and enhance the functionality, performance, reliability, design, security and scalability of its solutions; Squarespace's ability to compete successfully against current and future competitors; the impact of the COVID-19 pandemic on Squarespace; Squarespace's ability to protect or promote its brand; Squarespace's ability to generate new customers through its marketing and selling activities; Squarespace's ability to hire, integrate and retain its personnel; the reliability, security and performance of Squarespace's software; Squarespace's ability to adapt to changes to technologies used in its platform or new versions or upgrades of operating systems and internet browsers; Squarespace's compliance with privacy and data protection laws and regulations as well as contractual privacy and data protection obligations; and risks associated with international sales and the use of Squarespace's platform in various countries. It is not possible for Squarespace's management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Squarespace may make. In light of these risks, uncertainties, and assumptions, Squarespace's actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in Squarespace's filings with the Securities and Exchange Commission ("SEC") including its Annual Report on Form 10-K filed on March 7, 2022 with the SEC. Except as required by law, Squarespace assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

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About Squarespace

Squarespace is the all-in-one platform with everything to sell anything, providing customers in approximately 200 countries and territories with all the tools they need to sell physical products, digital content, classes, appointments, reservations and more. Powered by best-in-class design for a consistent brand experience across all touchpoints, our suite of fully integrated products enables anyone to manage their projects and businesses through websites, domains, ecommerce, marketing tools, and scheduling, along with tools for managing a social media presence with Unfold and hospitality business management via Tock. Squarespace's team of more than 1,500 is headquartered in downtown New York City, with offices in Dublin, Ireland, Portland, Oregon, Los Angeles, California and Chicago, Illinois. For more information, visit www.squarespace.com.

Contacts

Investors

Robert Sanders

Clare Perry

investors@squarespace.com

Media

Kaitlyn Rawlett

press@squarespace.com

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CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and per share amounts)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$203,247	$57,891
Restricted cash	30,433	—
Investment in marketable securities	31,456	37,462
Accounts receivable	7,969	7,516
Due from vendors	1,828	—
Prepaid expenses and other current assets	67,099	37,384
Total current assets	342,032	140,253
Property and equipment, net	52,839	49,249
Deferred income taxes	—	7,773
Goodwill	435,601	83,171
Intangible assets, net	60,138	18,868
Other assets	8,939	7,452
Total assets	$899,549	$306,766
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$26,533	$16,758
Accrued liabilities	60,861	46,779
Deferred revenue	233,999	210,392
Funds payable to customers	30,137	—
Debt, current portion	13,586	13,586
Deferred rent and lease incentives, current portion	2,095	1,197
Total current liabilities	367,211	288,712
Debt, non-current portion	513,047	525,752
Deferred rent and lease incentives, non-current portion	32,348	24,856
Other liabilities	422	262
Total liabilities	913,028	839,582
Commitments and contingencies
Redeemable convertible preferred stock, par value of $0.0001; zero and 118,117,738 shares authorized as of December 31, 2021 and 2020, respectively; zero and 104,446,332 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	131,390
Preferred stock, par value of $0.0001; 100,000,000 and zero shares authorized as of December 31, 2021 and 2020, respectively; zero shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Stockholders’ deficit:
Class A common stock, par value of $0.0001; 1,000,000,000 and 159,000,000 shares authorized as of December 31, 2021 and 2020, respectively; 90,826,625 and 8,903,770 shares issued and outstanding as of December 31, 2021 and 2020, respectively	9	1
Class B common stock, par value of $0.0001; 100,000,000 and 93,782,222 shares authorized as of December 31, 2021 and 2020, respectively; 48,344,755 and 14,368,532 shares issued and outstanding as of December 31, 2021 and 2020, respectively	5	1
Class C common stock (authorized March 15, 2021), par value of $0.0001; zero shares authorized as of December 31, 2021 and 2020, respectively; zero shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Class C common stock (authorized May 10, 2021), par value of $0.0001; 1,000,000,000 and zero shares authorized as of December 31, 2021 and 2020, respectively; zero shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Additional paid in capital	911,570	9,043
Accumulated other comprehensive (loss)/income	(208)	2,455
Accumulated deficit	(924,855)	(675,706)
Total stockholders’ deficit	(13,479)	(664,206)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$899,549	$306,766

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CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per share amounts)

	Years Ended December 31,
	2021	2020	2019
Revenue	$784,038	$621,149	$484,751
Cost of revenue (1)	126,631	98,337	81,910
Gross profit	657,407	522,812	402,841
Operating expenses:
Research and product development (1)	190,371	167,906	107,645
Marketing and sales (1)	339,965	260,039	184,278
General and administrative (1)	367,945	54,647	49,578
Total operating expenses	898,281	482,592	341,501
Operating (loss)/income	(240,874)	40,220	61,340
Interest expense	(11,081)	(10,043)	(1,080)
Other income/(loss), net	6,631	(7,678)	3,815
(Loss)/income before (provision for)/benefit from income taxes	(245,324)	22,499	64,075
(Provision for)/benefit from income taxes	(3,825)	8,089	(5,923)
Net (loss)/income	$(249,149)	$30,588	$58,152
Less: accretion of redeemable convertible preferred stock to redemption value	(969)	(4,844)	(5,340)
Less: deemed dividends upon repurchase of redeemable convertible preferred stock	—	—	(311,610)
Less: declared dividends to preferred shareholders	—	(278,454)	—
Net loss attributable to Class A, Class B, Class C common stockholders, basic and dilutive	(250,118)	(252,710)	(258,798)

Net loss per share attributable to Class A, Class B, and Class C common stockholders, basic and dilutive	$(2.60)	$(14.10)	$(14.91)
Weighted-average shares used in computing net loss per share attributable to Class A, Class B, and Class C stockholders, basic and diluted	96,234,381	17,917,236	17,354,458

(1) Includes stock-based compensation as follows:

	Years Ended December 31,
	2021	2020	2019
Cost of revenue	$1,545	$780	$532
Research and product development	33,030	21,619	12,087
Marketing and sales	5,929	3,144	1,737
General and administrative (a)	267,420	5,711	3,619
Total stock-based compensation	$307,924	$31,254	$17,975
(a)	In conjunction with the listing of our class A common stock on the NYSE in May 2021, we incurred certain stock-based compensation expenses associated with the vesting conditions of a grant to our CEO of shares of Class B common stock upon consummation of the listing which resulted in a one-time expense of $229.3 million.

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CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2021	2020	2019
OPERATING ACTIVITIES:
Net (loss)/income	$(249,149)	$30,588	$58,152
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	32,720	21,703	18,309
Stock-based compensation	307,924	31,254	17,975
Deferred income taxes	3,196	(4,852)	(4,018)
Other	1,181	2,437	(310)
Changes in operating assets and liabilities:
Accounts receivable and due from vendors	712	(2,936)	(133)
Prepaid expenses and other current assets	(35,423)	8,659	(17,910)
Accounts payable and accrued liabilities	14,525	27,115	987
Deferred revenue	29,364	40,104	30,347
Funds payable to customers	10,726	—	—
Deferred rent and lease incentives	8,418	1,199	200
Other operating assets and liabilities	(1,037)	(5,241)	(1,266)
Net cash provided by operating activities	123,157	150,030	102,333
INVESTING ACTIVITIES:
Proceeds from the sale and maturities of marketable securities	34,155	148,762	174,583
Purchases of marketable securities	(28,694)	(109,966)	(145,850)
Purchase of property and equipment	(11,021)	(4,712)	(8,217)
Cash paid for acquisitions, net of acquired cash	(202,170)	—	(95,744)
Other	—	178	(95)
Net cash (used in)/provided by investing activities	(207,730)	34,262	(75,323)
FINANCING ACTIVITIES:
Borrowings on term loan	—	197,325	349,100
Payment of debt issuance costs	—	—	(938)
Principal payments on debt	(13,586)	(6,563)	(556)
Contingent consideration paid for acquisition	—	(15,000)	—
Taxes paid related to net share settlement of equity awards	(34,503)	(20,161)	(3,340)
Proceeds from issuance of Class C (authorized on March 15, 2021) common stock, net of issuance costs	304,409	—	—
Dividends paid	(367)	(327,745)	—
Proceeds from exercise of stock options	4,760	1,435	4,370
Payments for Tender Offer	—	—	(44,463)
Payments for Investor Repurchase	—	—	(350,000)
Net cash provided by/(used in) financing activities	260,713	(170,709)	(45,827)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(351)	659	(171)
Net increase/(decrease) in cash, cash equivalents, and restricted cash	175,789	14,242	(18,988)
Cash, cash equivalents, and restricted cash at the beginning of the period	57,891	43,649	62,637
Cash, cash equivalents, and restricted cash at the end of the period	$233,680	$57,891	$43,649

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$203,247	$57,891	$43,649
Restricted cash	30,433	—	—
Cash, cash equivalents, and restricted cash at the end of the period	$233,680	$57,891	$43,649

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
Cash paid during the year for interest	$10,251	$9,429	$603
Cash paid during the year for income taxes, net of refunds	$1,929	$6,580	$13,265

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,994	$104	$293
Purchases of property and equipment included in prepaid expenses and other current assets	$3,463	$—	$—
Dividends declared included in accrued liabilities	$—	$367	$—
Capitalized stock-based compensation	$380	$163	$346
Payment withheld on acquisition	$—	$—	$14,376

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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(unaudited)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Years Ended December 31,
	2021	2020
Net (loss)/income	$(249,149)	$30,588
Interest expense	11,081	10,043
Provision for/(benefit from) income taxes	3,825	(8,089)
Depreciation and amortization	32,720	21,703
Stock-based compensation expense	307,924	31,254
Other (income)/loss, net	(6,631)	7,678
Special bonus	—	23,489
Direct listing costs	25,318	—
Adjusted EBITDA	$125,088	$116,666

	Years Ended December 31,
	2021	2020
Cash flows from operating activities	$123,157	$150,030
Cash paid of capital expenditures	(11,021)	(4,712)
Free cash flow	$112,136	$145,318
Cash paid for interest, net of the associated tax benefit	10,251	7,121
Unlevered free cash flow	$122,387	$152,439

	Years Ended December 31,
	2021	2020
Total debt outstanding	$526,633	$539,338
Less: total cash and cash equivalents and marketable securities	234,703	95,353
Total net debt	$291,930	$443,985

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